Exhibit 23.2






                              HJ & Associates, LLC
                              --------------------
                              Salt Lake City, Utah
                                       USA
                     Phone (801) 328-4408 Fax (801) 328-4461


                         CONSENT OF INDEPENDENT AUDITORS

In connection with the Registration Statement on Form S-8 being filed by Sinovac Biotech Ltd. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 4,900,000 shares of the Company's common stock to be offered under the Company's Stock Option Plan, we consent to the incorporation by reference in the Registration Statement of our report dated July 2, 2003, in respect to our audits of the consolidated financial statements of the Company as at April 30, 2003 and 2002, which report was included in the Company's Annual Report on Form 20-F as filed with the Securities and Exchange Commission on August 12, 2003.

We hereby consent to the filing of a copy of this consent as an exhibit to the Registration Statement referred to above.


HJ & Associates, LLC

/s/ HJ & Associates, LLC

Salt Lake City, Utah
May 5, 2004